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                                  EXHIBIT 3.1




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                          ARTICLES OF INCORPORATION OF

                            STEWART FINANCE COMPANY




                                      ONE

         The name of the corporation is:

                            STEWART FINANCE COMPANY

                                      TWO

         The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                     THREE

         The corporation has perpetual duration.

                                      FOUR

         The corporation is a corporation for profit organized:

         (a) To subscribe for, purchase or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, create security interests in, assign, deposit, create trusts with respect to, sell, exchange, or otherwise dispose of and generally deal in and with securities of every kind and description of any government, state, territory, district, municipality, or other political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or entity whatsoever located in or organized under the laws of any part of the world, including (without limiting the generality of the foregoing) stocks, shares, notes, land trust certificates, warrants, rights, scrip, commercial paper, choses in action, evidences of indebtedness, certificates of interest or other obligations or other securities of any nature howsoever evidenced; to acquire or become


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interested in any such securities by original subscription, underwriting, participation in syndicates, or otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to exercise any and all rights, powers, privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto, and to promote, manage, participate in, and act as agent for any underwriting, purchase, or selling syndicate or group and otherwise to take part in and assist, in any legal manner, by guaranty or otherwise, the purchase, sale, or distribution of any such securities; to promote, finance, aid, and assist, financially or otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or other entity located in or organized under the laws of any part of the world; to purchase, lease, or otherwise acquire, take over, hold, sell, liquidate, or otherwise dispose of the business and properties, of every kind, of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations, and other entities located in or organized under the laws of any part of the world; to continue, alter, extend, and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital, and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired; and to act as financial commercial, special, or general agent or representative of bodies politic, corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations, and other entities located in or organized under the laws of any part of the world.

         (b) As principal, agent, or broker, and on commission or otherwise: to buy, sell, exchange, lease, let, grant, or take licenses in respect of, improve, develop, repair, manage, maintain, and operate real property of every kind, corporeal and incorporeal, and every kind of


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estate, right or interest therein or pertaining thereto; to construct, improve, repair, raze, and wreck buildings, structures, and works of all kinds, for itself and for others; to buy, sell, and deal in building materials and supplies; to advance loans secured by mortgages or other liens on real estate. To act as loan broker. Generally to do everything suitable, proper, and conducive to the successful conduct of a real estate agency and brokerage business in all its branches and departments. To acquire by purchase, lease, or otherwise and to improve and develop real property. To erect dwellings, apartment houses, and other buildings, private or public, of all kinds, and to sell or rent the same. To lay out, grade, pave, and dedicate roads, streets, avenues, highways, alleys, courts, paths, walks, parts, and playgrounds. To buy, sell, mortgage, exchange, lease, let, hold for investment or otherwise, use, and operate real estate of all kinds, improved or unimproved, and any right or interest therein.

         (c) To engage in any lawful activity, at any place and at any time without limitation, including, but not limited to, constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing or otherwise caring for any type of structure, commodity, or livestock whatsoever; purchasing, owning, dealing, processing, selling, brokering, factoring, distributing, lending, borrowing or investing in any type of property whether real or personal, tangible or intangible, extracting and processing natural resources, transporting freight or passengers by land, sea or air, collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever.


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         (d)      To do everything necessary, proper, advisable, or convenient for the accomplishment of its purposes, with all powers granted by the Georgia Business Corporation Code, as it now exists and may hereafter be amended, at any place within or without the United States to the extent that such act is not forbidden is by the law of such place.

                                     FIVE

         The corporation has authority to issue not more than one million shares of common stock without par value.

                                      SIX

         The corporation is entitled to purchase its own shares out of its unreserved and unrestricted capital surplus therefor.

                                     SEVEN

         The corporation is entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

                                     EIGHT

         The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

                                     NINE

         The initial registered office of the corporation is 106 Scott Street, Union Point, Greene County, Georgia 30669. The initial registered agent of the corporation is John B. Stewart, Jr.

                                      TEN

         The initial board of directors shall consist of two members, whose names and addresses are:


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                             John B. Stewart, Jr.
                             106 Scott Street
                             Union Point, Georgia 30699

                             Robert S. Stewart
                             106 Scott Street
                             Union Point, Georgia 30669

                                     ELEVEN

         The names and addresses of the incorporators are:

                             John B. Stewart, Jr.
                             106 Scott Street
                             Union Point, Georgia 30699

                             Robert S. Stewart
                             106 Scott Street
                             Union Point, Georgia 30669

         IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.



                                           /s/ J. David Bansley
                                           --------------------------
                                           J. David Bansley
                                           Attorney for Incorporators


October 19, 1984.
-----------


J. DAVID BANSLEY
ATTORNEY AT LAW
2849 PIEDMONT ROAD, N.E.
ATLANTA, GEORGIA 30305



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I, John Ben Stewart, Jr., do hereby consent to serve as registered agent for the corporation Stewart Finance Company.

This 16th day of October, 1984.



/s/ John Ben Stewart, Jr.
------------------------------------
John Ben Stewart, Jr.
Stewart Finance Company
106 Scott Street
Union Point, Georgia



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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            STEWART FINANCE COMPANY


                                       1.

         The name of the Corporation is STEWART FINANCE COMPANY.

                                       2.

         Effective the date hereof, the Articles of Incorporation of STEWART FINANCE COMPANY, are amended to add Article FOUR (e) (f) and (g), as follows:

        "(e)      To engage in the business of financing insurance premiums.

         (f) To operate an insurance agency and to do all that is necessary and required relating thereto.

         (g) To engage in any lawful business or activity relating thereto or for which Corporations may be organized under the Georgia Business Corporation Code."


         All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       3.

         This amendment was duly approved by a joint resolution of the director and shareholder in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on June 21, 1993.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers this 21st day of June, 1993.


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                                            STEWART FINANCE COMPANY

                                            /s/ John B. Stewart, Jr.
                                            --------------------------
                                            John B. Stewart, Jr.
                                            President

[CORPORATE SEAL]

ATTEST:


By:/s/ Janice M. Jackson
   ---------------------------
         Secretary



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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            STEWART FINANCE COMPANY



                                       1.

         The name of the corporation is Stewart Finance Company (the "Corporation").

                                       2.

         Article Five of the Articles of Incorporation of the Corporation is amended to read as follows:

                                 "Article Five

         (a) The total number of shares of all classes which the Corporation has authority to issue is 11,000,000 of which 1,000,000 shares shall be designated as "Common Stock," having a par value of $0.01 per share, and 10,000,000 shares shall be designated as "Preferred Stock," having a par value of $0.001 per share.

         (b) The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

         (1)      PREFERRED STOCK

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

         The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment which are effective without Shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption relating to the shares of each such series.


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Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (i) the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                  (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

                  (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

                  (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (v) whether the shares of such series shall having voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

                  (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

                  (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.


         (2)      COMMON STOCK

         Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article Five, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Articles of Incorporation, including, but not limited to, the following rights and privileges:



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                  (i)      dividends may be declared and paid or set apart for
         payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

                  (ii) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                  (iii) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.


         (c) The Corporation has authority to issue 50,000 shares of Series A Cumulative Redeemable Preferred Stock pursuant to the following terms:

         SERIES A PREFERRED STOCK

                  Ranking: Upon liquidation, dissolution and winding-up, proceeds are distributed to holders of shares of Series A Preferred Stock based on the original issue price of such shares, and prior to the holders of shares of Common Stock.

                  Dividends and Distributions: Holders of shares of Series A Preferred Stock are entitled to receive ratably annual dividend distributions at the rate of 11% per annum as mandatorily declared by the Board of Directors out of funds legally available therefor pursuant to O.C.G.A. SS.14-2-640(c), and such distributions shall be prior and in preference to any dividends paid to the holders of Common Stock. Dividends are payable monthly at the request of the holder, and dividends are cumulative.

                  Voting: Holders of Series A Preferred Stock have no voting rights.

                  Conversion: The shares of Series A Preferred Stock are not convertible into any other security of the Company.

                  Liquidation: In the event of a liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock shall be entitled to receive a liquidation preference equal to $100 per share of Series A Preferred Stock (subject to an appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus an amount equal to all declared and unpaid dividends thereon, prior to the making of any payments to the holder of Common Stock. If upon liquidation, dissolution or winding-up of the Company, the liquidation preferences with respect to the Series-A Preferred Stock are not paid in full, the holders



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         of the Series A Preferred Stock will share ratably in any distribution of the assets of the Company in proportion to the preferential amounts to which they are entitled.

                  Redemption by the Company: The Company, to the extent it may lawfully do so, shall redeem all shares of outstanding Series A Preferred Stock on the fourth anniversary of issuance of such shares, and alternatively, shall have the right to redeem any shares of the Series A Preferred Stock at any time and from time to time prior to such fourth anniversary without penalty or premium, by giving notice to the holder of such shares as appears on the books of the Company, with such notice specifying the terms (including the location, price and date) of such redemption. On the redemption date, the Company shall pay the redemption price, plus all declared and unpaid dividends thereon, if any.

                  Transfer: The Series A Preferred Stock may not be transferred without the Consent of the Company, which the Company has no obligation to grant, except pursuant to (i) a bona fide gift or other transfer to or for the benefit of the spouse or direct lineal descendants of the holder, or (ii) a pledge as security for a bona fide indebtedness of the holder incurred with the intention of repayment in accordance with the provisions thereof; provided, however, that no transfer of the Series A Preferred Stock may be made to any person who is not a bona fide resident of Georgia, and unless such transfer has been registered under the Georgia Code or unless the Company has received an opinion of its counsel or other evidence satisfactory to counsel to the Company to the effect that such registration is not required because an exemption from such registration is available. The Company shall be entitled to treat any holder of record of the Series A Preferred Stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in the Series A Preferred Stock in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Georgia."


                                       3.

         All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       4.

         Each of the above Amendments was adopted on December 14, 1998.

                                       5.

         The Amendments were duly approved, as appropriate, by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code or by the Board of Directors of the Corporation in accordance with the provisions of Section 14-2-602 of the Georgia Business Corporation Code.



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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be executed by a duly authorized officer as of the 14 day of December, 1998.

                                      STEWART FINANCE COMPANY



                                      By:/s/ John B. Stewart, Jr.
                                         --------------------------------------
                                             John B. Stewart, Jr., President


                                             [CORPORATE SEAL]



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